February 1, 2017 Landstar System, Inc. Earnings Conference Call Fourth Quarter 2016 Date Published: 02/01/2017 Exhibit 99.2

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements made during this presentation that are not based on historical facts are “forward looking statements.” During this presentation, I may make certain statements, containing forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Such statements are by nature subject to uncertainties and risks, including but not limited to: the operational, financial and legal risks detailed in Landstar’s Form 10-K for the 2015 fiscal year, described in the section Risk Factors, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements. Date Published: 02/01/2017

Model Definition Landstar is a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third party capacity providers and employees. Date Published: 02/01/2017

The Network Landstar Employees Approx. 1,200 Agents Approx. 1,200 Customers 25,000+ Capacity 56,000+ 2016 Results $3.2 billion in revenue 1.8 million loadings 502 million dollar agents 9,439 BCO trucks (2016 year-end) 47,453 Carriers (2016 year-end) 15,000+ Trailers (2016 year-end) Date Published: 02/01/2017

Percentage of Revenue 4Q15 4Q16 Truck Transportation Truckload Van equipment 57% 61% Unsided/platform equipment 34% 29% Less-than-truckload 2% 2% Rail intermodal 3% 3% Ocean and air cargo 3% 2% Transportation Management Services Date Published: 02/01/2017

The Company’s fiscal year ends each year on the last Saturday in December and, as such, the Company’s 2016 fourth quarter included fourteen weeks of operations whereas the 2015 fourth quarter included thirteen weeks. Fiscal year 2016 included fifty three weeks of operations whereas fiscal year 2015 included fifty two. Percentage change in rate is calculated on a revenue per load basis. Percentage change in volume is calculated on the number of loads hauled. Revenue ($’s in thousands) Date Published: 02/01/2017 Quarter (1) Fiscal Year (1) Qtr over Prior Year Qtr Rate (2) Volume (3) Change Truck Revenue -4.3% 0.106 5.8% Rail Intermodal Revenue -6.6% -1 -6.7% Ocean/Air Revenue -0.17699999999999999 0.219 .3% Insurance Premiums NA NA 2.1% Total Revenue 5.2% Year over Prior Year Rate (2) Volume (3) Change Truck Revenue -7.2% 2.7% -4.7% Rail Intermodal Revenue -9.0999999999999998 8.3% -1.5% Ocean/Air Revenue -0.20899999999999999 0.14599999999999999 -9.4% Insurance Premiums NA NA 4.5% Total Revenue -4.6%

Van Equipment Unsided/Platform Equipment Truckload Loadings and Revenue per Load (Excludes LTL) Date Published: 02/01/2017 The Company’s fiscal year ends each year on the last Saturday in December and, as such, the Company’s 2016 fourth quarter included fourteen weeks of operations whereas the 2015, 2014 and 2013 fourth quarters included thirteen weeks.

As a Percentage of Revenue 4Q15 4Q16 Quarter over Prior Year Quarter Growth Consumer Durables 18.7 21.6 22% Machinery 13.7 14.2 9% Automotive 13.2 9.1 -27% Building Products 8.0 8.1 7% Metals 6.2 6.1 2% AA&E, Hazmat 6.7 7.2 14% Foodstuffs 5.0 5.5 15% Energy 3.9 3.1 -15% Other 24.6 25.1 7% Transportation Revenue 100.0 100.0 5% Industries Served Date Published: 02/01/2017

14.9% 14.9% Gross profit equals revenue less the cost of purchased transportation and commissions to agents. Gross profit margin equals gross profit divided by revenue. The Company’s fiscal year ends each year on the last Saturday in December and, as such, the Company’s 2016 fourth quarter included fourteen weeks of operations whereas the 2015 fourth quarter included thirteen weeks. Fiscal year 2016 included fifty three weeks of operations whereas fiscal year 2015 included fifty two. Revenue on transactions with a fixed gross profit margin was 55% of revenue in both the 2015 and 2016 year-to-date periods and 54% and 53% of revenue in the 2015 and 2016 fourth quarters, respectively. Gross Profit (1) and Gross Profit Margin (2) ($’s in thousands) Date Published: 02/01/2017 Quarter (3) Fiscal Year (3) 15.0% 15.4% 4th Qtr (4) Changes in gross profit margin % 2015 Period 14.9 Revenue - fixed gp margin 0.1 Revenue - variable gp margin 0 Change in mix and other -0.1 2016 Period 14.9 Fiscal Year (4) Changes in gross profit margin % 2015 Period 15 Revenue - fixed gp margin 0.2 Revenue - variable gp margin 0.1 Change in mix and other 0.1 2016 Period 15.4

50.5% 48.4% 4 Operating margin equals operating income divided by gross profit. The Company’s fiscal year ends each year on the last Saturday in December and, as such, the Company’s 2016 fourth quarter included fourteen weeks of operations whereas the 2015 fourth quarter included thirteen weeks. Fiscal year 2016 included fifty three weeks of operations whereas fiscal year 2015 included fifty two. Operating Income and Operating Margin (1) ($’s in thousands) Date Published: 02/01/2017 Quarter (2) Fiscal Year (2) 49.6% 48.0% 48.4% 10 45.8% 4th Qtr Changes in operating margin % 2015 Period 49.6 Other operating costs -0.5 Insurance and claims -2.1 SG&A 2.1 Depreciation and amortization -1.1000000000000001 2016 Period 48 Fiscal Year Changes in operating margin % 2015 Period 48.4 Other operating costs 0.3 Insurance and claims -2 SG&A 0.6 Depreciation and amortization -1.5 2016 Period 45.8

Date Published: 02/01/2017 Truck Capacity Data (All information is provided as of the end of the period) Dec 26, Dec 31, 2015 2016 BCO Independent Contractors 8,907 8,824 Truck Brokerage Carriers: Approved and Active (1) 29,728 31,471 Other Approved 14,715 15,982 44,443 47,453 Total Available Truck Capacity Providers 53,350 56,277 Trucks Provided by BCO Independent Contractors 9,500 9,439 (2) Fuel surcharges billed to customers on freight hauled by BCO Independent Contractors, which are paid 100% to the BCO and excluded from revenue and the cost of purchased transportation were $129,653 and $174,661 in the 2016 and 2015 year-to-date periods, respectively, and $38,631 and $37,574 in the 2016 and 2015 fourth quarters respectively. (1) Active refers to truck brokerage carriers who hauled freight for Landstar in the 180 day period immediately preceding the period end. (2) (2)

(1) Net cash is defined as cash and cash equivalents plus short term investments less outstanding debt. Date Published: 02/01/2017 Key Balance Sheet and Cash Flow Statistics ($’s in thousands) YTD YTD Dec 26, Dec 31, 2015 2016 Balance sheet (period end amounts) : Debt to Capital 21% 20% Net Cash (1) 39,051 $ 107,153 $ Cash flow: Cash flow from operations 216,022 $ 190,242 $ Capital expenditures 4,804 $ 22,645 $ Share repurchases 161,152 $ 50,516 $ Dividends paid 57,882 $ 14,332 $ Returns: TTM Return on Equity 31% 28% TTM Return on Invested Capital 25% 22% TTM Return on Assets 15% 14%

Free Cash Flow (1) / Share Purchases Date Published: 02/01/2017 (In Thousands) (1) Free cash flow is defined as cash flow from operations less capital expenditures, each set forth on the prior slide.

Date Published: 02/01/2017